UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 6, 2009
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        At the annual meeting of stockholders of Novell, Inc. (the “Company”) held on April 6, 2009, the Company’s stockholders approved the Novell, Inc. 2009 Omnibus Incentive Plan (the “2009 Plan”), which the Board of Directors approved on December 16, 2008, subject to stockholder approval. The 2009 Plan replaces the Company’s five existing equity award plans (the “Prior Plans”)—namely, the Novell, Inc. 1991 Stock Plan,  the Novell, Inc. 2000 Stock Plan,  the Novell, Inc. 2000 Nonstatutory Stock Option Plan, the Novell, Inc./SilverStream Software, Inc. Amended and Restated 1997 Stock Incentive Plan, and the Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan—for awards of stock-based incentive compensation to employees (including officers), non-employee directors, and third-party service providers of the Company, or subsidiaries or affiliates of the Company.  The 2009 Plan is administered by the Compensation Committee of the Board of Directors, except that the Board of Directors will administer grants to non-employee directors. The 2009 Plan permits the Company to grant or sell equity-based awards in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, and other stock-based awards. The 2009 Plan also permits the Company to grant cash-based awards and dividend equivalents. With the exception of dividend equivalents, awards may be granted either alone or in addition to or in tandem with any other type of award. Non-employee directors may, as determined by the Board of Directors, (i) receive awards available under the 2009 Plan and/or common stock equivalents in lieu of payment of all or a portion of cash retainer fees or (ii) defer the grant or payment of awards and/or common stock equivalents.

        Subject to adjustment in the event of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger or other similar change in capital structure involving the Company’s common stock, the maximum number of shares of Company common stock that may be issued under the 2009 Plan is 45,000,000. Any shares related to awards under the 2009 Plan or under the Prior Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the shares will be available again for award or issuance under the 2009 Plan. Shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, shares used to pay the option price or grant price or withholding taxes related to an outstanding award, and shares repurchased on the open market with the proceeds from the exercise of a stock option will not be available for issuance as awards under the 2009 Plan. The maximum number of shares of common stock that may be granted under the 2009 Plan to any one participant in the aggregate in any one fiscal year will not exceed 3,000,000 (subject to adjustments authorized under the 2009 Plan), and the maximum dollar amount that may be paid under all performance units and cash-based awards to any one participant in the aggregate in any one fiscal year will not exceed $5,000,000.

        Subject to certain exceptions, the Board of Directors has the authority to terminate the 2009 Plan or any outstanding award agreement and the Compensation Committee (the Board of Directors with respect to grants to non-employee directors) has the authority to amend the 2009 Plan or any outstanding award agreement at any time and from time to time provided that (i) any amendment to the 2009 Plan will not become effective until approved by our stockholders if such approval is required to comply with applicable laws, rules or regulations and (ii) no termination or amendment of the 2009 Plan or an award agreement will adversely affect in any material way any award previously granted under the 2009 Plan without the written consent of the participant holding such award. Unless sooner terminated by the Board of Directors, the 2009 Plan will terminate on April 6, 2019.

        For a more detailed description of the 2009 Plan, see Proposal Two of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on February 25, 2009 (the “Proxy Statement”).  The foregoing description of the 2009 Plan is qualified in its entirety by the full text of the 2009 Plan, which was included as Appendix A to the Company’s Proxy Statement and is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Novell, Inc. 2009 Omnibus Incentive Plan (incorporated by reference from Appendix A of the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on February 25, 2009).
10.2	Form of Restricted Stock Unit Agreement for non-employee directors.
10.3	Form of Restricted Stock Unit Agreement for employees.
10.4	Form of Nonqualified Stock Option Agreement for non-employee directors.
10.5	Form of Nonqualified Stock Option Agreement for employees.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: April 9, 2009	By /s/ Dana C. Russell (Signature) Dana C. Russell Senior Vice President and Chief Financial Officer (Title)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Novell, Inc. 2009 Omnibus Incentive Plan (incorporated by reference from Appendix A of the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on February 25, 2009).
10.2	Form of Restricted Stock Unit Agreement for non-employee directors.
10.3	Form of Restricted Stock Unit Agreement for employees.
10.4	Form of Nonqualified Stock Option Agreement for non-employee directors.
10.5	Form of Nonqualified Stock Option Agreement for employees.